EXHIBIT 10.83

In June 2012, the Compensation Committee (the “Committee”) of Board of Directors (the “Board”) of Multi-Fineline Electronix (the “Company”), and all of the independent members of the Board, agreed to indemnify any officer, including named executive officers, of the Company or any of its subsidiaries (a “Signatory Officer”) who, by virtue of holding signature authority over one or more bank, securities or other financial accounts of the Company or a subsidiary of the Company that is in a foreign country, is required to file with the U.S. Department of the Treasury a Form TD F 90-22.1 Report of Foreign Bank and Financial Accounts (“FBAR”). Such indemnification extends to all reasonable professional fees (such as legal and accounting) and other related expenses actually incurred by the Signatory Officer in connection with an IRS examination of such Signatory Officer’s personal income tax return for any open year in which, or following which, the Signatory Officer was required to file a FBAR report with respect to one or more Company foreign financial accounts (collectively, “Reimbursable Expenses”), provided that (i) the Signatory Officer promptly notifies the Company’s General Counsel and Chairman of the Committee following initial receipt of notice that the IRS has selected the Signatory Officer’s tax return for examination, (ii) the Signatory Officer promptly provides to the Company documentation of the Reimbursable Expenses incurred in connection with such examination, and (iii) Reimbursable Expenses shall not exceed $10,000 in any one instance without the approval of the Committee. Reimbursable Expenses do not include any liability incurred by the Signatory Officer for underpayment of taxes, penalties, interest, excise taxes or other liabilities which are legal obligations of the Signatory Officer or legal, accounting or other professional fees or expenses incurred in contesting an assessment by the IRS of any such taxes, interest or penalties, except to the extent that such liability relates directly to a FBAR report filed by the Signatory Officer or the Signatory Officer’s authority over a Company foreign financial account.